UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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eResearchTechnology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 17, 2007
(Date of earliest event reported)
eResearchTechnology, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-29100	22-3264604

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 South 17th Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
215-972-0420
(Registrant’s telephone number, including area code)
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ITEM 8.01 OTHER EVENTS.
During the time since eResearchTechnology, Inc. (the “Company”) issued its proxy materials with respect to the Annual Meeting of Stockholders to be held on April 26, 2007, advisory services have inquired about the ability of the Company under the 2003 Equity Incentive Plan (the “2003 Plan”), both as it currently exists and as it is proposed to be amended and restated, to buy out stock options for payment in cash on such terms as the Company’s Compensation Committee may establish. The Company has never intended to have the right to buy out stock options for payment in cash for a value greater than the excess, if any, of the fair market value of the underlying common stock on the date of purchase over the exercise price for the purchased option. To clarify the Company’s intent and to make clear that the provision giving the Company the right to buy out options for cash should not be read to be inconsistent with the 2003 Plan as it is proposed to be amended to forbid, without stockholder approval, the repricing of outstanding options, the canceling of outstanding options at a time when the option price exceeds the fair market value of the common stock (except pursuant to a merger, acquisition, spin-off or similar corporate transaction), and the taking of any other action that would be treated as a repricing under generally accepted accounting principles, the Company confirms that (i) it is the Company’s policy not to buy out any option previously granted for cash or other consideration for a price greater than the excess, if any of the fair market value of the underlying common stock on the date of purchase over the exercise price for the purchased option, and (ii) this clarification will be added to the 2003 Plan.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc. (Registrant)
Date: April 17, 2007	By:	/s/ Richard A. Baron
Richard A. Baron
Executive Vice President and Chief Financial Officer